EXHIBIT 23.3



                CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.

    To the Board of Directors of Forcenergy Inc:

         We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Forcenergy Inc (the "Company") pertaining to 3,850,000 shares of the Company's common stock, par value $.01 per share, of our reports dated March 4, 1998, March 3, 1997 and March 1, 1996, of the estimates of net proved oil and natural gas reserves of Forcenergy Inc, and their present values, as of January 1, 1998, 1997 and 1996, included in this Annual Report on Form 10-K for the year ended December 31, 1997.



                                    NETHERLAND, SEWELL & ASSOCIATES, INC.



                                    By:   /s/ Danny D. Simmons
                                          ----------------------------------
                                           Danny D. Simmons
                                           Senior Vice President


    Houston, Texas
    June 3, 1998